UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 29, 2007

ALEXION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27756	13-3648318
(State or other jurisdiction of of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

352 Knotter Drive, Cheshire, Connecticut 06410

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 272-2596

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2007, Christopher F. Mojcik, M.D., Ph.D., notified Alexion Pharmaceuticals, Inc. that he has elected to resign as Senior Vice President, Clinical Development, effective on or about June 26, 2007. Alexion’s Clinical Development group will be headed by Stephen Squinto, Ph.D., Executive Vice President and Head of Research, until a search for a new head of the Clinical Development group is completed.

During his nine years as head of the Clinical Development group, Dr. Mojcik led the design and completion of over 15 clinical trials. In particular, Dr. Mojcik made significant contributions to the successful development and regulatory approval of Soliris™ (eculizumab) for the treatment of patients with paroxysmal nocturnal hemoglobinuria.

Dr. Mojcik will be re-establishing his private medical practice. Alexion wishes him well in this and all other endeavors.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXION PHARMACEUTICALS, INC.

Date: May 31, 2007	By:	/s/ Thomas I.H. Dubin
Name: Thomas I. H. Dubin Title: Senior Vice President and General Counsel